EXHIBIT 99.(a)(2)                                                EXHIBIT (a)(2)

                             LETTER OF TRANSMITTAL

                                To Tender Units
                                      of
                       DAVIDSON INCOME REAL ESTATE, L.P.
                       Pursuant to the Offer to Purchase
                           Dated September 28, 1999
                                      by
                       ERP OPERATING LIMITED PARTNERSHIP

   WE ARE OFFERING TO PURCHASE UNITS IN YOUR PARTNERSHIP FOR $425 PER UNIT.


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL STANDARD TIME, ON NOVEMBER 1, 1999 (THE "Expiration Date") UNLESS EXTENDED.


                       The Depositary for the Offer is:

                     MMS ESCROW AND TRANSFER AGENCY, INC.

 By Hand or Overnight Courier:            By Mail:

 MMS Escrow and Transfer Agency, Inc.     MMS Escrow and Transfer Agency, Inc.
 1845 Maxwell St., Suite 101              P.O. Box 7090
 Troy, MI 48084                           Troy, MI 48007

 By Facsimile: (248) 614-4536


  If you require additional information, please call the Depositary at (888)
                                   292-4264.

   To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed, postage-paid envelope provided.

  IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN
     THE PARTNERSHIP, PLEASE SEND IT TO THE DEPOSITARY WITH THIS LETTER OF
                                  TRANSMITTAL

   This Letter of Transmittal is to be completed by holders of Units of limited partnership interest in DAVIDSON INCOME REAL ESTATE, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby.

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

   The undersigned further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the undersigned together with this Letter of Transmittal:
(i) the undersigned represents and warrants to the Purchaser that the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units; (ii) the undersigned has caused a diligent search of the records to be taken and has been unable to locate the original certificate; (iii) if the undersigned shall find or recover the original certificate evidencing the Units, the undersigned will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

   The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to Two North Riverside Plaza, Chicago, Illinois 60606. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

                                 SIGNATURE BOX
   (Please complete Boxes A, B, C and D on the following pages as necessary)

 Please sign and print your name and insert your Taxpayer Identification Number or Social Security Number, address, telephone number and number of Units being tendered in the spaces provided below. For joint owners, each joint owner must sign and provide the above-listed information. (See Instruction 1) The signatory hereby certifies under penalties of perjury the statements in Box B, Box C and, if applicable, Box D.

                                          X __________________________________
                                           (Signature of Owner)Date

 If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby.

                                          X __________________________________
                                           (Signature of Owner)Date

                                          Name (Printed) _____________________

                                          Taxpayer I.D. or Social # __________

                                          Address ____________________________

                                                ------------------------------

                                          Telephone No. (day) ________________

                                                     (eve) ___________________

 Units Being Tendered



                                     BOX A

                         Medallion Signature Guarantee
                           (Required for all Sellers)

                              (See Instruction 1)

 Name and Address of Eligible Institution ____________________________________

 Authorized Signature _______________     Title ______________________________

 Name _______________________________     Date _______________________________

                                     BOX B
                              SUBSTITUTE FORM W-9
                           (See Instruction 3--Box B)

    The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The TIN set forth in the Signature Box is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office; or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and

       (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

    Note: Place an "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.



                                     BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3--Box C)

    Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

     (i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the Signature Box; and (iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed in the Signature Box. If a corporation, the jurisdiction of incorporation is
                            . The person signing this Letter of Transmittal
  understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                                     BOX D
                              SUBSTITUTE FORM W-8
                           (See Instruction 4--Box D)

    By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

     (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                 INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer

   1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Units, a Unitholder must sign at the "X" in the Signature Box of this Letter of Transmittal and insert the Unitholder's correct Taxpayer Identification Number or Social Security Number ("TIN"), address, telephone number and number of Units being tendered in the spaces provided below the signature. If this Letter of Transmittal is signed by the registered Unitholder of the Units, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution, by completing the Signature Guarantee set forth in Box A of this Letter of Transmittal. A Medallion Signature Guarantee is provided by your bank or brokerage house. If you obtain a Medallion Signature Guarantee from a bank, brokerage house or trust company, a Corporate Resolution (with a raised corporate seal) from the bank, brokerage house or trust company must be included (stating that the Guarantor is an authorized signatory). If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in Box A, and any other documents required by this Letter of Transmittal, must be received by the depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

   2. Transfer Taxes. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

   3. U.S. Persons. A Unitholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively "United States Persons"), as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

     Box B--Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Unitholder. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     Box C--FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unitholder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

   Box D--Foreign Persons. In order for a Unitholder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under
Section 1445 of the Code.

   4. Original Certificate. If you have the certificate originally issued to represent your interest in the Partnership, please send it to the depositary with this letter of transmittal.

   5. Additional Copies of Offer to Purchase and Letter of
Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling (312) 474-1300.